UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2002
(Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3319751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Campus Drive
San Mateo, California 94403
(Address of principal executive offices)

Telephone Number (650) 356-4000
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On July 31, 2002, the Board of Directors (the “Board”) of Blue Martini Software, Inc. (the “Company” or “Blue Martini”) voted to expand the size of the Board from six to seven and elected Dennis J. Carey to fill the vacancy created thereby, effective July 31, 2002. Mr. Carey will serve until the Company’s 2005 annual meeting of stockholders and until his successor is elected and has qualified, or until his death, resignation of removal. The following is a brief biography of Mr. Carey.

Biographical Information

Mr. Carey served as executive vice president of business development, strategy and corporate operations for The Home Depot, Inc. (“Home Depot”) from May 2001 to March 2002. He joined Home Depot in May 1998 as executive vice president and chief financial officer and served in that capacity until May 2001. From 1994 to 1998, Mr. Carey was employed by AT&T Corp. (“AT&T”) in several roles, most recently as vice president and general manager, corporate productivity and mergers and acquisitions from December 1996 to May 1998 and, prior to that, as vice president and chief financial officer for international operations from January 1996 to December 1996. Before joining AT&T in 1994, Mr. Carey spent 25 years at General Electric Company, during which he held a number of operational and finance positions, including senior vice president and general manager of the Corporate Finance Group at General Electric Capital Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2002

BLUE MARTINI SOFTWARE, INC. (Registrant)

/s/ MONTE ZWEBEN
Monte Zweben Chairman and Chief Executive Officer

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